DEFERRED COMPENSATION AGREEMENT


         This Agreement is made this _____ day of January, 1999, by and between Pages, Inc., a Delaware corporation (herein "Corporation") and S. Robert Davis, residing at 15350 Amberly Drive, Suite 2014, Tampa, Florida 33647 (herein "Employee").

         WITNESSETH:

         WHEREAS, the Corporation has heretofore employed the Employee and the Employee has heretofore been employed by the Corporation in an executive capacity; and

     WHEREAS, the Corporation desires to arrange for a call on the Employee's services, knowledge and experience now and in the future; and

         WHEREAS, the Employee who is making an annual salary of $185,000 from the Corporation, but is willing to defer that compensation, which shall accrue and shall be payable at such time that the Corporation, as determined by the Board of Directors, has sufficient cash flow upon the terms herein set forth;

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto have agreed and do hereby agree as follows:

Section 1.  Employment.

         The Employee agrees, until either the Corporation or the Employee terminates same, that he will continue in the full-time active employment of the Corporation and he will serve the Corporation hereunder in an executive capacity, with such duties and in such positions as the Board of Directors of the Corporation may at any time or from time to time determine at its discretion. Employee agrees that he will perform services herein contemplated to be performed by the Employee, faithfully, diligently and to the best of his ability. Nothing in this agreement shall be deemed to obligate the Corporation to employ the Employee for any period of time or for the Employee to be employed by the Corporation pay period of time, but employment shall continue as mutually agreed between to Employee and the Corporation.

Section 2.  Deferred Compensation.

         The Employee has been making an annual salary of $185,000.00 from May 7, 1998, but bas not received any compensation since May 7, 1998. Employee agrees to defer and accrue his compensation plus interest thereon at 7% per annum until June 30,1999 or for such longer period as is provided for herein. Interest shall accrue on one-twelfth of the annual salary commencing at the end of each month during the deferred period. Employee shall not have the right to demand payment of said right to deferred compensation during the term of the deferral. However, this agreement and deferral may be extended and renewed on a six month basis by agreement of the parties. If this agreement and deferral is extended and renewed, it shall be for a six month period with the deferred period ending December 31 or June 30, as the case may be.

         At the end of the deferral period, unless this agreement is extended and renewed, the corporation shall pay the Employee, at the option of the Corporation, in cash or in restrictive legend stock of the Corporation an amount equal to his accrued salary or an amount as agreed amongst the parties. If the Employee elects to take restricted stock as his compensation for a deferred period, the value of the stock shall be based on the average of the Company's stock's bid price for the last seven trading days of the particular deferred period. Each time this Agreement is renewed shall represent a new deferred period, therefore, it is understood that the value of the stock could be different for each deferred period.

         The Corporation's obligation to make payments of Deferred Compensation shall be contingent upon the faithful performance or observance by the Employee of his obligations.

Section 3.  Expense Reimbursement.

         The Corporation agrees to reimburse the Employee for expense reasonably incurred by the Employee on behalf of the Corporation in accordance with prevailing Corporate practice and policy.

Section 4.  Confidential Information.

         The Employee shall not, either during or after the term of his employment by the Corporation hereunder, disclose to any third party (other than another employee of the Corporation) any confidential information relating to the business of the Corporation obtained by the Employee while in the employ of the Corporation, without the consent of the principal executive officer of the Corporation or its Board of Directors.

Section 5.  Competition.

         During the term of such employment, and for the period during which he is receiving payments of Deferred Compensation, the Employee will not directly or indirectly engage in any business competitive with the business then being conducted by the Corporation in any area in which such business is then being conducted.

Section 6.  Illness, Incapacity, or Death.

         a. In event that the Employee shall, during his active employment hereunder, become unable to perform the services agreed to be rendered by him by reason of illness or other incapacity, he shall be entitled to immediate payment of all deferred compensation, plus interest, as provided for herein, based upon the time of service to the termination of his employment on account of such illness or other incapacity.
         b. In the event of the death of the Employee during his employment hereunder, , his legal representative shall be entitled to receive, and the Corporation shall pay, the fixed compensation, deferred or otherwise, plus accrued interest, of the Employee as provided herein, up to the last day of the month in which the death of the Employee shall have occurred.

Section 7.  Nonassignability of Deferred Compensation

         The Employee shall not have the right to assign, transfer or encumber (as security or otherwise) any Deferred Compensation payments hereunder and no right, title or interest therein or thereto shall devolve by operation of law or otherwise, upon any mortgage, assignee, trustee or liquidator, provided, however, that nothing herein shall prevent the employee's heirs, administrator or executor, as the case may be, from succeeding by will or by operation of law governing the estates of descendants to the Employee's rights of interests in any Deferred Compensation that shall have been earned by the Employee prior to his death.

Section 8.  Insurance

         The Corporation may, but need not, obtain the insurance upon the life of the Employee, payable to the Corporation, and the Employee agrees to cooperate with the Corporation in obtaining any such insurance.

Section 9.  Personal Contract

         The obligations and duties of the Employee hereunder shall be personal and not assignable or delegable by him in any matter whatsoever.

Section 10.  Binding Effect.

         This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, including, but without limitation, any company which may acquire all or substantially all of the business and assets of the Corporation or with which the Corporation may be consolidated or merged.

Section 11.  Modification of Agreement.

         Any modification of this agreement or additional obligations assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

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                                              S. Robert Davis, Employee